CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements of IES Industries Inc. incorporated by reference in this Interstate Energy Corporation Form 8-K into Interstate Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 33-52215, 333-41485 and 333-46735) and Form
   S-3 (Nos. 33-21482 and 333-26627).



                                      ARTHUR ANDERSEN LLP


   Chicago, Illinois
   May 5, 1998